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                                                                    Exhibit 3.5

                           ARTICLES OF INCORPORATION

                                      OF

                     NORRIS SCREEN AND MANUFACTURING INC.

The undersigned, acting as incorporator(s) of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia adopt(s) the following Articles of Incorporation for such corporation. FILED IN DUPLICATE:

     I. The undersigned agree to become a corporation by the name of Norris Screen and Manufacturing Inc. (The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited," or shall contain an abbreviation of one of such words.)

     II. The address of the principal office of said corporation will be located at Route 6b, Box 653 street, in the city, of Princeton, in the county of Mercer, State of West Virginia, ZIP 24740. If either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia, give address of the exact location.

     III. The purpose of purposes for which this corporation is formed are as follows:

(Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)

     To operate a manufacturing business which will manufacture materials including screens to be used in producing and manufacturing products for sale.

     To purchase, hold, pledge, transfer, sell, or otherwise dispose of or deal in, the shares of the capital stock, bonds, debentures, notes, or other securities or evidence of indebtedness of any corporation; to receive, collect, and dispose of dividends, interests, or other income on any such securities held by it, and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold, and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof, and generally to act as investment brokers, agents, or principals.


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     To borrow and lend money and negotiate loans; to draw, accept, endorse, buy, and sell promissory notes, bonds, stocks, debentures, coupons, and other securities; to issue on commission, subscribe for, take, acquire, hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company; to form, promote, subsidize, and assist companies, syndicates, or partnerships of all kinds, and to finance and refinance the same.
     To develop and turn to account any land acquired by or in which the company is interested, and in particular by laying out and preparing the same for building purposes, construction, altering, repairing, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and planting, paving, draining, letting on building leases or building agreements, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others. To engage in general insurance brokerage business for the purpose of selling fire, accident, liability, collision, theft, property damage, and other insurance. To carry on and undertake any business undertaking, transaction or operation commonly carried on or undertaken by capitalist, promoter, financiers, concessionaries, contractors, brokers, commission merchants, and any other incidental business which may seem to the company convenient to carry on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.
     In furtherance and not in limitation of the privileges of this Corporation it shall be lawful to purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, transfer, or in any manner dispose of, and deal and trade in, real estate, goods, wares, merchandise, and property of any and every class and description, and in any part of the world.
     To acquire the good will, rights, and property, and undertake the whole or any part of the assets or liabilities of any person, firm, association, or corporation engaged in any business authorized in these purposes, to pay for same in cash, the stock of any company, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct

                                    --1a--
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and management of such business. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations in this State or any other State, country, nation, or government, and while owner of said stock may exercise all the rights, powers, and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do. In carrying out these purposes to enter into, make, and perform contracts of every kind with any person, firm, association, or corporation, municipality, body politic, country, territory, State, government or colony or dependency thereof, and without limit as to the amount to draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise.
     To conduct a business in any of the states, territories, colonies, or dependencies of the United States, in the District of Columbia, and in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage, and convey real estate and personal property, without limit as to amount, and therein to hold the meetings of incorporators, stockholders, and directors of the Corporation.
     To do any or all of the things herein set forth to the same extent as a natural person or persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, and either alone or in company with others.
     To purchase, hold, and reissue any of the shares of capital stock.


                                    --1b--
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          IV. Provisions granting preemptive rights are:

               NONE




          V. Provisions for the regulation of the internal affairs of the corporation are: The stockholders shall have the sole authority to adopt and amend the By-Laws of this Corporation. Special meetings of the stockholders may be called by the Board of Directors, the President and the Secretary, or any number of stockholders owning in the aggregate at least 25 percent of the total number of shares of stock outstanding. A quorum of stockholders of this corporation to transact business shall consist of at least a majority of all of the shares of stock of this corporation, being represented in person or by proxy. The Board of Directors of this Corporation shall be elected by the stockholders.



          VI. The amount of the total authorized capital stock of said corporation shall be TWO HUNDRED THOUSAND AND NO/100--- dollars, which shall
be divided into Two Thousand (2,000) shares of the par value of   ONE HUNDRED
AND NO/100---  dollars each.

NOTE: In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.


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     VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, and if a stock corporation, the number of shares subscribed for by each.

NAME                 ADDRESS                         NO. OF SHARES
----                 -------                         -------------
                                                      (Optional)
                     Route 7, Sherwood Apartments,
H. G. Norris         Princeton, WV 24740                  ----
-----------------    -----------------------------   --------------
                     Route 7, Sherwood Apartments,
Dorothy M. Norris    Princeton, WV 24740                  ----
-----------------    -----------------------------   --------------

-----------------    -----------------------------   --------------

-----------------    -----------------------------   --------------

-----------------    -----------------------------   --------------

     VIII. The existence of this corporation is to be perpetual.

     IX. The name and address of the appointed person to whom notice or process may be sent: H. G. Norris, Route 7, Sherwood Apartments, Princeton, West Virginia 24740

     X. The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify.
(Naming the board of directors is optional.)

NAME                           ADDRESS
----                           -------

                               Route 7, Sherwood Apartments,
H. G. Norris                   Princeton, WV 24740
------------------------       -----------------------------
                               Route 7, Sherwood Apartments,
Dorothy M. Norris              Princeton, WV 24740
------------------------       -----------------------------
                               Route 7, Sherwood Apartments,
Max B. Greer, Jr.              Princeton, WV 24740
------------------------       -----------------------------

     WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and we have accordingly hereunto set our respective hands this __ day of September, 1977.

(All incorporator/s must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)

                                   /s/ H. G. Norris
                                   ------------------------------
                                       H. G. Norris

Articles of Incorporation          /s/ Dorothy M. Norris
prepared by:  (Name and Address)   ------------------------------
                                       Dorothy M. Norris

 David Burton, Attorney at Law
---------------------------------
                                   ------------------------------
 Law Building, Main St.
---------------------------------

 Princeton, WV 24740
---------------------------------
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STATE OF WEST VIRGINIA

COUNTY OF MERCER



     I, Mary L. Wellman, a Notary Public in and for the county and state aforesaid, hereby certify that

        H. G. Norris and Dorothy M. Norris

whose name(s) are signed to the foregoing Articles of Incorporation, (names of all incorporator(s) as shown in Article VII must be inserted in this space by official taking acknowledgment)

bearing date, 8th day of September, 1977, this day personally appeared before me in my said county and severally acknowledged their signature(s) to be the same.

     Given under my hand and the official seal this 8th day of September, 1977.



                                             /s/ Mary L. Wellman
                                          ---------------------------
                                                NOTARY PUBLIC



(NOTARIAL SEAL)

My Commission expires:  Feb. 11, 1985

                            WEST VIRGINIA:
                            IN MERCER COUNTY COMMISSION CLERK'S OFFICE this Sep 16 1977 3:59 PM the foregoing writing was presented in said office and duly admitted to record therein.

                            Teste:  /s/ Wilson D. Haniey Clerk